                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            REPAP ENTERPRISES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

[REPAP LOGO]

                                    [PHOTO]


                           NOTICE OF 1998 ANNUAL AND
                               SPECIAL MEETING AND
                            MANAGEMENT PROXY CIRCULAR



                             REPAP ENTERPRISES INC.

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TABLE OF CONTENTS

CHAIRMAN'S WELCOME LETTER                                                      2

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS                           3

MANAGEMENT PROXY CIRCULAR                                                      4


   SOLICITATION OF PROXIES                                                     4
   BUSINESS TO BE TRANSACTED AT THE MEETING                                    7
   NOMINEES FOR ELECTION AS DIRECTOR                                           8
   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS                            9
   STOCK PERFORMANCE                                                          14
   CORPORATE GOVERNANCE                                                       15
   OTHER MATTERS                                                              16

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CHAIRMAN'S WELCOME LETTER




                                                                   March -, 1998




DEAR SHAREHOLDER:

On behalf of the Board of Directors and Management of Repap, I wish to invite you to our Annual and Special Meeting of Shareholders to be held on Wednesday, May 20, 1998 at 10:30 a.m. at the Sheraton Center Toronto, Essex Ballroom, 123 Queen Street West, Toronto, Ontario, Canada, H5H 2M9.

The items of business to be considered at this meeting are detailed in the attached Notice of Annual and Special Meeting of Shareholders and described in greater detail in the accompanying Management Proxy Circular.

We would like you to attend the meeting but, should this not be possible, we ask that you please complete the enclosed form of proxy and return it in the envelope provided for that purpose.




                                               Sincerely,

                                               /s/William J. Anderson

                                               William J. Anderson
                                               Chairman


Registered Office: 1155 Rene-Levesque Blvd. West, Suite 2500, Montreal, Quebec H3B 2K4

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NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

   NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders of REPAP ENTERPRISES INC. (the "Corporation") will be held at the Sheraton Center Toronto, Essex Ballroom, 123 Queen Street West, Toronto, Ontario, Canada, H5H 2M9 on Wednesday, May 20, 1998 at 10:30 a.m. for the following purposes:

   1. To receive the consolidated financial statements of the Corporation for the fiscal year ended December 31, 1997 together with the auditor's report thereon;

   2. To elect directors of the Corporation for the ensuing year;

   3. To consider, and if thought appropriate, to approve, with or without variation, a special resolution approving the moving of the registered office of the Corporation from the Montreal Urban Community to the City of Miramichi the full text of which special resolution is set out as Schedule A to the accompanying Management Proxy Circular;

   4. To reappoint Ernst & Young as independent auditor of the Corporation for the ensuing year; and

   5. To transact such other business, if any, as may properly come before the Annual and Special Meeting or any adjournment thereof.

   The specific details of all matters proposed to be put before the Annual and Special Meeting are set forth in the accompanying Management Proxy Circular. Shareholders registered at the close of business on March 25, 1998 will be entitled to receive notice of the Annual and Special Meeting.


Montreal, Quebec
Canada
-, 1998                       By order of the Board of Directors,



                              /s/Terry W. McBride



                              Terry W. McBride
                              Vice-President, General Counsel
                              and Secretary

   SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE ANNUAL AND SPECIAL MEETING IN PERSON ARE ENTITLED TO BE REPRESENTED BY PROXY AND ARE REQUESTED TO KINDLY DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT TO THE CORPORATION, CARE OF MONTREAL TRUST COMPANY AT P.O. BOX 1900, STATION B, MONTREAL, QUEBEC H3B 3L6, IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, TO BE RECEIVED BY THE CORPORATION NO LATER THAN 48 HOURS BEFORE THE TIME OF THE HOLDING OF THE MEETING.

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MANAGEMENT PROXY CIRCULAR


SOLICITATION OF PROXIES

   THIS MANAGEMENT PROXY CIRCULAR (THE "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY AND ON BEHALF OF MANAGEMENT OF REPAP ENTERPRISES INC. (THE "CORPORATION" OR "REPAP") FOR USE AT THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF THE CORPORATION (THE "MEETING") TO BE HELD AT THE SHERATON CENTER TORONTO, ESSEX BALLROOM, 123 QUEEN STREET WEST, TORONTO, ONTARIO, CANADA, ON WEDNESDAY, MAY 20, 1998 AT 10:30 A.M., AND AT ANY ADJOURNMENT OF THE MEETING, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS (THE "NOTICE OF MEETING"). This solicitation is being made by mail. The approximate date of mailing is April 20, 1998. The Corporation may pay brokers or nominees holding Common Shares of the Corporation in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals. The cost of this solicitation will be borne by the Corporation.

   In this Circular, all dollar amounts are expressed in Canadian dollars ("$", "Cdn. $", "dollars" or "Cdn. dollars") unless otherwise specified or the context otherwise requires.


APPOINTMENT OF PROXIES

   The persons appointed as proxy in the accompanying form of proxy are directors and officers of the Corporation. A SHAREHOLDER MAY APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY TO ATTEND AND VOTE FOR THAT SHAREHOLDER AT THE MEETING AND MAY DO SO EITHER BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED IN THE FORM OF PROXY AND INSERTING THE OTHER PERSON'S NAME IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE IN THE FORM OF PROXY OR BY COMPLETING ANOTHER ACCEPTABLE FORM OF PROXY and, in either case, delivering the completed proxy to the Secretary of the Corporation, care of Montreal Trust Company, at P.O. Box 1900, Station B, Montreal, Quebec H3B 3L6. Execution of the proxy will not affect a shareholder's right to attend the Meeting and vote in person.


REVOCATION OF PROXIES

   A shareholder who executes and returns the accompanying form of proxy has the right to revoke it at any time before it is acted upon by an instrument in writing executed by the shareholder or by the shareholder's attorney duly authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited at the registered office of the Corporation (1155 Rene-Levesque Blvd. West, Suite 2500, Montreal, Quebec, Canada H3B 2K4) at any time up to and including the last business day preceding the date of the Meeting or any adjournment thereof at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or an adjournment thereof, or in any other manner permitted by law.


ACTION TO BE TAKEN UNDER PROXIES

   SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN FAVOUR OF PERSONS DESIGNATED IN THE PRINTED PORTION OF THE ACCOMPANYING FORM OF PROXY OR ANY OTHER VALIDLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED THEREON. IF NO CONTRARY INSTRUCTION IS INDICATED, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED BY THE PERSONS DESIGNATED IN THE PRINTED PORTION THEREOF: (a) FOR THE ELECTION OF THE NOMINEES NAMED HEREAFTER TO SERVE AS DIRECTORS OF THE CORPORATION UNTIL THE NEXT ANNUAL MEETING; (b) FOR THE AMENDMENT OF THE ARTICLES OF THE CORPORATION TO CHANGE THE PLACE OF THE REGISTERED OFFICE OF THE CORPORATION WITHIN CANADA FROM MONTREAL, QUEBEC TO MIRAMICHI, NEW BRUNSWICK; (c) FOR THE REAPPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITOR OF THE CORPORATION FOR THE ENSUING YEAR; AND (d) AT THE DISCRETION OF THE PROXYHOLDER WITH RESPECT TO AMENDMENTS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING OR WITH RESPECT TO OTHER BUSINESS, IF ANY, WHICH MAY PROPERLY COME BEFORE THE MEETING.

[REPAP LOGO]


   The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to matters identified in the Notice of Meeting and to other matters, if any, that may properly come before the Meeting. As of the date hereof, Management and the Board of Directors of the Corporation know of no such amendment, variation or other matter expected to come before the Meeting.

   Of the matters to be submitted to the Corporation's shareholders at the Meeting, the election of directors and the reappointment of the independent auditor must be passed by a simple majority of the votes cast by the shareholders at the Meeting. The special resolution approving the change of place within Canada of the Corporation's registered office must be passed by two-thirds of the votes cast by the common shareholders who voted in respect of the special resolution. Under the Corporation's General By-law, at any meeting of shareholders, two persons personally present, each being a shareholder entitled to vote at the Meeting either personally or as an authorized representative and together representing in person or by proxy at least 25% of the outstanding voting shares, constitute a quorum. Shares represented in person or by proxy at the Meeting will be counted for quorum purposes regardless of whether the shareholder or proxy fails to vote on a particular proposal (an "abstention") or whether a broker with a discretionary authority fails to exercise that authority with respect to a particular proposal (a "broker nonvote"). For purposes of determining whether a proposal has been approved, an abstention or broker nonvote with regard to that proposal will be counted neither for or against the proposal. Voting on any proposal will be by show of hands except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting.


VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

   At -, 1998, 742,460,637 Common Shares were issued and outstanding. Each holder of Common Shares shall be entitled to attend the Meeting and to vote thereat on the basis of one vote for each Common Share registered in that holder's name on the list of shareholders. The list of shareholders is available for inspection during normal business hours at Montreal Trust Company and at the Meeting. Only shareholders of record as at the close of business on March 25, 1998 shall be entitled to receive notice of and to attend and vote at the Meeting. A transferee of shares acquired after that date shall be entitled to attend and to vote at the Meeting if that transferee produces properly endorsed certificates for those shares or otherwise establishes ownership of those shares and has demanded not later than 10 days before the Meeting that the name of the transferee be included in the list of shareholders entitled to vote at the Meeting. As well, certain non-registered holders of Common Shares of the Corporation are entitled to receive proxy-related materials in respect of the Meeting.

   (a)   Security ownership of certain beneficial owners.

   The following persons are known to the Corporation to be the beneficial owner of more than five per cent of Repap's issued and outstanding common shares.



Name and Address                                      Amount and Nature
of Beneficial Owner                                       of Beneficial          Percent
of Common Shares                                              Ownership         of Class
----------------------------------------------------------------------------------------
SILVERTON INTERNATIONAL FUND LIMITED,
2 AMERICAN LANE, GREENWICH, CT                   158,593,728 Common Shares          21.4%
PALOMA PARTNERS L.L.C.,
2 AMERICAN LANE, GREENWICH, CT.                   53,191,273 Common Shares           7.2%
CIBC OPPENHEIMER CORP.                            49,070,800 Common Shares           6.6%


                                                                               5
F

[REPAP LOGO]


(b)    Security Ownership of Directors and Officers

   The following table sets forth the beneficial ownership of Repap's common shares by the directors and executive officers.



                                                         Amount and nature
Name of beneficial owner                                   of beneficial                                              Percent
of Common Shares                                             ownership                                                of class
------------------------------------------------------------------------------------------------------------------------------------
WILLIAM J. ANDERSON                                         0 - shares
                                                        2,000,000 - options                                          Less than 1%
ROBERT E. BELLAMY                                         2,000 - shares
                                                        2,045,000 - options                                          Less than 1%
GUY G. DUFRESNE                                             0 - shares
                                                        2,045,000 - options                                          Less than 1%
STEPHEN C. LARSON                                           0 - shares
                                                       18,500,000 - options                                                 2.29%
DAVID McAUSLAND                                             0 - shares
                                                        2,000,000 - options                                          Less than 1%
ROBERT B. POILE                                                  0
JOHN R. PURCELL                                             0 - shares
                                                        2,045,000 - options                                          Less than 1%
MICHELLE A. CORMIER                                       1,384 - shares
                                                        5,069,616 - options                                         Less than 1%
NEIL M. FALCO                                            14,154 - shares
                                                        4,080,569 - options                                         Less than 1%
TERRY W. McBRIDE                                          4,000 - shares
                                                        5,233,000 - options                                          Less than 1%
GEORGE S. PETTY (1)                                         26,523,255                                                      3.57%
ALL DIRECTORS AND                                         21,538 - shares                                            Less than 1%
EXECUTIVE OFFICERS AS A GROUP                          43,018,185 - options                                                 5.33%

(1) Mr. Petty resigned as Chairman and Chief Executive Officer on August 13,
    1997.

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BUSINESS TO BE TRANSACTED AT THE MEETING


PRESENTATION OF FINANCIAL STATEMENTS

   The consolidated financial statements for the year ended December 31, 1997 and the report of the shareholders' auditor thereon will be placed before the Meeting. The consolidated financial statements are included in the Corporation's 1997 Annual Report which is being mailed to shareholders with this Notice of Meeting and Circular.


ELECTION OF DIRECTORS

   The Articles of the Corporation stipulate that there shall be not more than 15 nor fewer than three directors. The Board of Directors, in accordance with the by-laws of the Corporation, has fixed the number of directors at seven.

   At the Meeting, seven directors are to be elected, each to hold office until the next annual meeting of the shareholders or until his or her successor is elected or appointed. The persons nominated in the printed portion of the accompanying form of proxy will, unless otherwise specified by the shareholders, vote for the election of the nominees whose names appear hereafter. If any of these nominees are for any reason unavailable to serve as a director, proxies in favour of Management will be voted for the remaining nominees and for substitute nominees at their discretion unless the shareholder has specified in the proxy that his shares are to be withheld from voting on the election of directors. The Board of Directors unanimously recommends a vote in favour of each of the nominees.


CHANGING THE PLACE OF THE REGISTERED OFFICE

   During 1997, the Corporation sold or otherwise transferred its interest in three of its four operating subsidiaries. Its sole remaining operating subsidiary is Repap New Brunswick Inc. with operations in Miramichi, New Brunswick. In the circumstances the Board of Directors is of the view that the registered office should be in the same place as its main operations. A special resolution approving the moving of the registered office of the Corporation from the Montreal Urban Community in the province of Quebec to the City of Miramichi in the province of New Brunswick is attached to this Management Proxy Circular as Schedule A. The Board of Directors unanimously recommends that shareholders vote for the approval of this special resolution.


APPOINTMENT AND REMUNERATION OF AUDITOR

   The Shareholders are required to appoint a firm of auditors to serve as auditor of the Corporation until the close of the next annual meeting. Unless such authority is withheld, the persons named in the accompanying form of proxy intend to vote for the reappointment of Ernst & Young as auditor of the Corporation to hold office until the next annual meeting of shareholders at such remuneration as may be fixed by the Board of Directors. Representatives of Ernst & Young will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.


OTHER BUSINESS

   The Chairman will report on recent events of significance to the Corporation and on other matters of interest to the shareholders and will invite questions and comments from the floor.

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NOMINEES FOR ELECTION AS DIRECTOR

   The table below sets forth the nominees, their ages, current principal occupation, office or offices with the Corporation or its significant affiliates (if any) and the date of first election as a director of the Corporation.

Name                                   Age     Principal occupation and                             First elected
                                               major positions and offices                          or appointed
                                               with the Corporation or                              as Director
                                               its significant affiliates

William J. Anderson(1)(2)              49      President, Silverton Management                      August 13, 1997
                                               Company Limited (private investment
                                               management company)

Robert E. Bellamy(1)(3)                64      Managing Director, Verulam Capital Corp.             September 23, 1986
                                               (investment holding company)

Guy G. Dufresne(2)(3)                  56      President and Chief Executive Officer of             September 20, 1993
                                               Quebec Cartier Mining Company

Stephen C. Larson                      49      President and Chief Executive Officer                May 30, 1996
                                               of the Corporation

David McAusland                        44      Partner, Byers Casgrain                              August 13, 1997
                                               (Barristers and Solicitors)

Robert B. Poile(1)                     38      Paloma Partners Management Co.                       August 13, 1997
                                               (private investment management company)

John R. Purcell(2)(3)                  66      Chairman and Chief Executive Officer,                June 1, 1995
                                               Grenadier Associates, Ltd.

1 Member of the Audit Committee. The audit committee meets with senior financial management and the auditor to review the financial statements and recommend their approval by the Board and to monitor the effectiveness of internal audit and control procedures.

2 Member of the Compensation Committee. The compensation committee establishes policy for the remuneration (salary, bonuses and non-cash) for senior management and sets the remuneration of the President and Chief Executive Officer.

3 Along with Mr. William I. Turner, Jr., a former director, member of an independent committee established to oversee the strategic alternatives process begun by the Corporation in 1996. The duties of this committee concluded with the sale of the shares of Repap USA Inc. in September 1997.


   During the past five years, the above individuals have held those positions with the companies indicated opposite their names, except as follows: Mr. William J. Anderson was a managing director of Paloma Partners Management Company (investment management company) from 1993 to 1996 when Mr. Anderson became President of Silverton Management Company Limited; Mr. Stephen C. Larson served as President and Chief Operating Officer of Repap from February 1996 to August 1997. Prior to that Mr. Larson served as President and Chief Operating Officer of Domtar Inc. between October 1994 and March 1, 1996. From August 1991 to October 1994 Mr. Larson was President - Pulp and Paper Group of Domtar Inc.


   Mr. William J. Anderson is a director of Rigel Energy Corporation.


   The Corporation maintains Directors' and Officers' Liability Insurance of $50,000,000 with a deductible of $250,000. During 1997, the Corporation paid the entire premium of approximately $400,000 with respect to this insurance.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


COMPENSATION OF DIRECTORS

   Repap does not pay its directors cash compensation. Instead, each director, except for Mr. Poile who has declined the grant and Mr. Larson who has received options in his capacity as President and Chief Executive Officer, has been granted options to acquire 2,000,000 common shares in the capital of the Corporation pursuant to the Corporation's 1987 Directors, Officers and Employees Stock Option Plan.


COMPENSATION TABLE

   The following table (presented in accordance with applicable law) sets forth the annual and long-term compensation for the financial years ended December 31, 1997, 1996 and 1995 for the chief executive officers who served as such during 1997 and the three other executive officers of Repap at December 31, 1997. Those listed in the table are hereinafter referred to as the "Named Executive Officers".

                                         ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                 ------------------------------------       ------------------------------------------
                                                                                     Awards                  Payouts
                                                                            ------------------------------------------
                                                                                Securities
                                                                                  Under
                                                                               Options/SARs
                                                                                Granted (#)
                                                                            -----------------
                                                                                                Restricted
                                                              Other                              Shares or  Long-term
Name &                                                        Annual                            Restricted  Incentive    All Other
Principal                                                    Compen-                              Share       Plan     Compensation
Position                   Year  Salary $     Bonus $(1)   sation $(2)         Options    SARs   Units $    Payouts $     $(3)
--------                   ----  --------     ----------   -----------      ------------- ----  ----------  ---------- ------------
George S. Petty            1997   371,667                                           -      -         -         -       5,532,536(8)
Chairman and               1996   600,000                                      435,349(4)  -         -         -         408,000
Chief Executive Officer(6) 1995   643,107     800,000                        1,000,000     -         -         -         204,000

Stephen C. Larson          1997   585,141                                   18,000,000     -         -         -           7,000
President and Chief        1996   461,869                                      500,000(5)  -         -         -         255,000
Operating Officer(7)       1995        -                                             -     -         -         -              -

Neil M. Falco              1997   325,200(10)      -       1,231,020(9)(10)  4,000,000     -
President,                 1996   315,980(10)  11,590(10)                            -     -
Repap Marketing Inc.       1995   315,980(10)  93,560(10)                            -     -

Terry W. McBride           1997   286,667     186,800                        5,000,000
Vice President, General    1996   260,000                                           -
Counsel and Secretary      1995   260,000      71,200                           48,000

Michelle A. Cormier        1997   220,000     128,800                        5,000,000
Vice President,            1996   191,667                                           -
Finance                    1995   150,000     165,371                           34,615


(1) Amounts in this column include amounts for bonuses earned in 1995 pursuant to Repap's long-term incentive plan.

(2) Perquisites and other personal benefits do not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus of the Named Executive Officers.

(3) Amounts in this column represent directors' fees except (a) the amount for George S. Petty for 1997 which is itemized in note 8; (b) the amounts of $200,000 and $401,000 which were paid to George S. Petty Management Ltd. in 1995 and 1996, respectively, for services rendered to Repap including the use of George S. Petty Management Ltd.'s properties for company functions; and (c) the amount of $250,000 paid to Mr. Larson upon his acceptance of employment with Repap.

(4) As part of Repap's long-term incentive plan 1995 bonus, 435,349 options were granted to Mr. Petty at an exercise price of $5.375.

(5) 500,000 options granted to Mr. Larson upon his acceptance of employment with Repap in 1996.

(6) Mr. Petty resigned as Chairman and Chief Executive Officer on August 13,
1997.

(7) Mr. Larson was appointed President and Chief Executive Officer on August 13, 1997. Prior to that time, he was President and Chief Operating Officer of the Corporation.

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(8) This amount in this column represents $3,215,535 paid to Mr. Petty pursuant to a change in control contract; $2,000,000 to George S. Petty Management Ltd. to terminate a services agreement; $144,652 paid to George S. Petty Management Ltd. for services rendered to Repap including the use of George S. Petty Management Ltd.'s properties for company functions; $57,692 vacation pay; $7,000 reimbursement of legal fees and $107,657 Pension.

(9) This amount represents a payment to the executive indicated pursuant to a change in control contract that became effective upon the sale of Repap USA Inc. in order to retain the executive and ensure the ability of the Corporation to continue to operate and pursue its business and strategic objectives.

(10) Amounts originally paid in United States dollars have been converted to Canadian dollars using an exchange rate of Cdn.$1.4363 per U.S.$1.00.


OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

   The following table sets forth individual grants of stock options during the financial year ended December 31, 1997 to each of the Named Executive Officers.

                                                    % of Total                                      Market Value
                               Securities      Options Granted                                     of Underlying
                        Under Options(1)/         to Employees      Exercise Price           Options on the Date
Name                         SARs Granted    in Financial Year        ($/Security)      of Grant(2) ($/Security)  Expiration Date
----                    -----------------    -----------------      --------------      ------------------------  ---------------
Stephen C. Larson              18,000,000               29.51%              $0.235                     $0.235        August, 2007
Terry W. McBride                5,000,000                8.20%              $0.235                     $0.235        August, 2007
Michelle A. Cormier             5,000,000                8.20%              $0.235                     $0.235        August, 2007
Neil M. Falco                   4,000,000                6.56%              $0.235                     $0.235        August, 2007
George S. Petty                         0                    -                   -                          -                   -

(1) Options granted during 1977 under the 1987 Directors, Officers and Employees Stock Option Plan are exercisable as follows:

- 20% immediately;

- a further 20% upon the earlier of (a) the first anniversary of the grant of the option (that is, August 29, 1998) or (b), if the shares of the Corporation have a closing price on The Toronto Stock Exchange in excess of $0.29375 (being 125% of the exercise price) on ten consecutive trading days occurring after the six month's anniversary from the grant of the option (that is, March 1, 1998), then on or after the first trading day after that ten consecutive day period;

- a further 20% upon the earlier of (a) the second anniversary of the grant of the option (that is, August 29, 1999) or (b), if the shares of the Corporation have a closing price on The Toronto Stock Exchange in excess of $0.3525 (being 150% of the exercise price) on ten consecutive trading days occurring after the first anniversary from the grant of the option, then on or after the first trading day after that ten consecutive day period; and

- the balance upon the earlier of (a) the third anniversary of the grant of the option (that is, August 29, 2000) or (b), if the shares of the Corporation have a closing price on The Toronto Stock Exchange in excess of $0.47 (being 200% of the exercise price) on ten consecutive trading days occurring after the second anniversary from the grant of the option, then on or after the first trading day after that ten consecutive day period;

provided that all options shall become exercisable upon a change in control of the Corporation or Repap New Brunswick Inc.

(2) The exercise price of $0.235 was the closing price of the common shares on the Toronto Stock Exchange on August 28, 1997, the day before the options were granted.



10
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AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR
AND FINANCIAL YEAR-END OPTION VALUE

   The following table sets forth details of all exercises of stock options by each of the Named Executive Officers of Repap during the financial year ended December 31, 1997 and the financial year-end value of unexercised options on an aggregated basis.

                                                                                                     Market value of
                                                                  Unexercised Options     Exercisable/unexercisable in-the-Money
                                                                     at FY-End (#)                Options at FY-End($)(1)
                          Securities         Aggregate       -------------------------------------------------------------------
                            Acquired             Value
Name                 on Exercise (#)      Realized ($)       Exercisable    Unexercisable
----                 ---------------      ------------       -----------    -------------

Stephen C. Larson                 -                 -            500,000(1)            -                 -                -
                                                               3,600,000(2)    14,400,000(2)             -                -
Terry W. McBride                  -                 -            223,000(1)            -                 -                -
                                                               1,000,000(2)     4,000,000(2)             -                -
Michelle A. Cormier               -                 -             69,615(1)            -                 -                -
                                                               1,000,000(2)     4,000,000(2)             -                -
Neil M. Falco                     -                 -             80,569(1)            -                 -                -
                                                                 800,000(2)     3,200,000(2)             -                -
George S. Petty                   -                 -                 -                -                 -                -

(1) These options were granted prior to 1997. All options granted prior to 1997 became exercisable upon the entering into of the pre-merger agreement dated December 17, 1996 among the Corporation, Avenor Inc. and others.

(2) See footnote (1) to the table "Options Granted During the most recently completed financial year" for details on the terms of exercise of these options.

(3) Based on the closing price on the TSE of Common Shares of the Corporation ($0. - ) on December 31, 1997.


PENSION BENEFITS

   Prior to 1996, Repap did not have a pension plan for its head office executives and employees except for a former executive. Effective January 1, 1996, a pension program was established which was comprised of a registered pension plan and two supplementary plans. Pursuant to these plans head office employees, including executives, will be entitled, commencing, at the employee's option, between ages 60 and 65, to receive a pension based on years of service (with past service recognised) of up to 60% of their average best three years' base salary, excluding bonuses. The pension will be partially funded up to the maximum tax-deductible limit allowable by Revenue Canada. Any excess will be provided by an unfunded supplementary plan.

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   The following table discloses all the benefits that executive officers are entitled to from pension plans maintained by Repap or its subsidiaries.

                                                                  Years of Service
-----------------------------------------------------------------------------------------------------------------------

Remuneration ($)(1)             5 ($)               10 ($)              15 ($)               20 ($)              25 ($)
-------------------             -----               ------              ------               ------              ------

125,000                        17,408               34,816              45,974               57,132              68,290
200,000                        28,657               57,315              75,973               94,630             113,288
300,000                        43,658               87,315             115,973              144,630             173,288
400,000                        58,658              117,315             155,973              194,630             233,288
500,000                        73,658              147,315             195,973              244,631             293,289
600,000                        88,658              177,315             235,973              294,631             353,289
700,000                       103,658              207,315             275,973              344,631             413,289

(1)  Average of best three years' base salary, excluding bonuses.

   The estimated credited years for each of the Named Executive Officers are:
Stephen C. Larson, 9.25 years; Neil Falco, 6.75 years; Terry McBride, 10.9 years; Michelle Cormier, 10.3 years.


EMPLOYMENT, CHANGE-IN-CONTROL AND SERVICE AGREEMENTS

   Upon commencing employment with Repap, Mr. Stephen C. Larson entered into an employment agreement dated February 2, 1996. Mr. Larson's employment contract was revised at the time the US$130 million 8.5% convertible debentures were exchanged for common shares of the Corporation. Repap has also amended, as of October 1, 1997, change-in-control agreements previously entered into with Terry
W. McBride, Vice-President, General Counsel and Secretary and Michelle Cormier, Vice-President, Finance. Change in control for the purposes of these agreements is defined to include the purchase of at least 25% of the common shares of Repap or Repap New Brunswick Inc. by a forest products industry participant, the purchase of at least 33% of the common shares of Repap or Repap New Brunswick Inc. by any other purchaser, the replacement of a majority of the Board of Directors or the reduction in the common share position of Silverton International Limited and Paloma Partners L.L.P. to 10% or less. These agreements now provide that in the event of a voluntary or involuntary termination of employment, the named executives will be entitled to receive compensation (the "Termination Payment") equal to four and one-half times, in the case of Mr. Larson, and three times in the case of Michelle A. Cormier and Terry W. McBride, the annual salary of the executive. For the purposes of determining such payments, in the case of Mr. Larson, his annual salary shall be his annual base salary at the time of such termination. In the case of Michelle Cormier and Terry McBride, the annual salary shall be the highest of his or her annual salary in the three years preceding the date of the change in control of Repap. In addition, in the event of a change in control following which Mr. Larson's employment is either voluntarily or involuntarily terminated, Mr. Larson will be entitled to receive a bonus of US$500,000 plus, if the share price of the common shares of the Corporation at the time of the change in control is greater than $0.235, an additional amount of US$250,000. Each of Mr. Larson, Mr. McBride and Ms. Cormier, upon termination of his or her employment, is entitled to health and insurance coverage benefits continuation together with, in the case of Mr. Larson, 4.5 years and, in the case of Mr. McBride and Ms. Cormier, two years past service credit under Repap's pension plans. In December 1997, the Corporation purchased Mr. Larson's Montreal residence for $400,000 and the mortgage against that property in favour of the Corporation was repaid (see "Table of Indebtedness of Directors and Executive Officers"). In December 1997, in conjunction with the move of the Corporation's executive offices to Stamford, Connecticut, the Corporation purchased Mr. McBride's home for $485,000. Also in conjunction with the move of the Corporation's executive offices to Stamford, Connecticut, the Corporation has agreed to pay Mr. Larson, Mr. McBride and Ms. Cormier in United States dollars.

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TABLE OF INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

                                                                                                   Largest Amount      Amount
                                 Involvement of                         Purpose                      Outstanding  Outstanding as of
Name                          Issuer or Subsidiary                      of loan                      During 1997  December 31, 1997
----                          --------------------                      -------                      -----------  -----------------

Stephen C. Larson            Repap                                Home acquisition Loan                 $250,000         Nil
Neil M. Falco                Repap Sales Corporation              Home acquisition Loan             U.S.$ 45,000         Nil
Michelle A. Cormier          Repap                                Home Acquisition Loan                 $ 40,839         Nil


COMPOSITION OF THE COMPENSATION COMMITTEE

   The Board of Directors of Repap has appointed a Compensation Committee composed of William J. Anderson (Chairman), Guy G. Dufresne and John R. Purcell. No member of the Compensation Committee is employed by Repap or its affiliates, and no member is a former officer or employee of Repap or its affiliates.


REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE

Executive Compensation Policy and Strategy

   Prior to 1997, Repap's executive compensation policy was designed to attract and retain entrepreneurial executives capable of profitably developing and consolidating a paper company who were willing to share the risks and rewards of a growing company in a cyclical industry. As a result of the divestiture of three of the four Repap operations, the resignation of the Chairman and Chief Executive Officer and the Chief Financial Officer and the substantial restructuring of the Board of Directors, the Corporation's complement of executive officers has been reduced to four. Repap made certain arrangements with the new President and Chief Executive Officer and the other named executives to ensure the ability of the Corporation to continue to operate and pursue its business and strategic objectives (see "Summary Compensation Table" and "Employment, Change-in-Control and Service Agreements"). The policy on which the current compensation of the Corporation's executive officers is based is designed to be competitive with other comparable forest products companies as well as to recognize the uncertainties that have accompanied the changes experienced by the Corporation over the past fiscal year.

   Following the changes to its Board of Directors and senior executives, Repap developed and adopted a Key Management 1998 Bonus Plan (the "Plan") which is designed to reflect the realities of the transition of the Corporation, be results driven, be measurable, include key decision-makers and provide stretch objectives, within management's control, that realistically can be achieved.

   The Plan is applicable to the 1998 fiscal year only, reflecting the Corporation's current position and near term objectives for performance improvement. A new plan will be established each fall for the following year. The Plan establishes goals for three organizational areas (operations, sales, corporate) with certain common links to encourage teamwork yet with specific objectives within each managers' control. Each goal is quantified and measurable so progress can clearly be monitored throughout the year. Operational goals can be incorporated in and applied to lower level bonus plans and departmental objectives. The number of goals is limited to five for each organizational area to help develop focus, priorities and effective management. Bonuses are meant to reward effort beyond strictly doing one's job or merely achieving "given" expectations such as environmental compliance. The theme of continuous improvement is incorporated in each goal. Minimum standards, beyond prior years' results, must be met before bonuses are earned.

   In addition to the three organizational areas of operations, sales and corporate, the Plan recognizes two tiers of management participation reflective of leadership and decision-making responsibility within the company. The first tier in which the named executive officers are placed is comprised of seven employees and establishes a bonus range of 0-60% of

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salary. The second tier is comprised of 17 employees and establishes a bonus range of 0-40% of salary. Five goals are established for each organizational area and are given a performance weighting. Each goal has three quantified measurement standards. The first establishes a minimum threshold required to begin earning a bonus. The second goal establishes a "target". Achievement of this level of improvement, often reflective of the budgeted objective, results in earning 50% of the bonus range. That is, tier 1 would be entitled to a bonus equal to 30% of salary, tier 2 to 20% of salary. Achievement of the maximum performance goal or beyond will require considerable stretch and will result in the full bonus being earned.

Compensation of the Chief Executive Officer

   The salary and bonus of the Chief Executive Officer are determined by the Compensation Committee. The compensation of Mr. George S. Petty, who resigned during the last fiscal year, was set in prior years to be competitive with other comparable forest products companies and to recognize Mr. Petty's unique personal contributions and leadership. Payments to Mr. Petty in 1997 (other than salary) were contractual based upon a change in control contract that was triggered with Mr. Petty's resignation following the repayment of the Corporation's 8.5% convertible debentures by the issuance of common shares on August 1, 1997. The compensation of Mr. Larson was set to ensure that his experience and knowledge would be available to the Corporation as it attempted to cope with the changes that were experienced during 1997 and the challenges facing the Corporation as a result of those changes.

Submitted by the Compensation Committee: William J. Anderson, John R. Purcell, and Guy G. Dufresne.

STOCK PERFORMANCE

   The following graph compares the total cumulative yield of a $100 investment in the shares of the Corporation made on December 31, 1992 and the cumulative performance of the TSE 300 and TSE Paper and Forest Products Indices on the Toronto Stock Exchange for the last five fiscal years.

                        Five Year Cumulative Total Return


                                    [GRAPH]


                               1992      1993      1994      1995       1996      1997
REPAP                           100       152       345       286        184         9
TSE 300 Index                   100       133       132       152        194       224
TSE Paper and Forest            100       144       148       143        157       139
Products Index


14
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CORPORATE GOVERNANCE

   The Toronto Stock Exchange has adopted a requirement that disclosure be made by each listed company of its governance system by making reference to The Toronto Stock Exchange Guidelines for Corporate Governance (the "Guidelines") and by explaining where the listed Company's system of governance differs from the Guidelines. The Montreal Exchange has adopted similar disclosure requirements. The Board has assumed responsibility for developing the Corporation's approach to governance and for the Corporation's response to the disclosure requirements of The Toronto Stock Exchange and the Montreal Exchange. The following disclosure has been approved by the Board of Directors of the Corporation.

The Board of Directors

   The Board, in keeping with its duties and responsibilities, oversees the management of the business and affairs of the Corporation. In doing so, it approves the business plans of the Corporation and the broad lines of strategic initiatives to be taken. The Board meets four times a year to receive the reports of management on the operations of the Corporation and to provide advice and direction on matters of current or strategic concern to the Corporation. In addition, the Board meets as required between regular quarterly meetings to consider particular issues in a timely manner and to ensure that its overall mandate is being carried out. The Board met 17 times during 1997.

   The Board is chaired by a director who is independent from the Corporation. All major decisions concerning, among other things, the Corporation's corporate status, capital, debt financing, securities, distribution, investments, acquisitions, divestitures and strategic alliances, are subject to approval by the Board.

   The Board is composed of seven directors, six of which are unrelated.

   The Board has not adopted a formal policy for the recruitment of new directors or the evaluation of the effectiveness of the Board, its committees or individual directors. Proposed new directors are discussed with the Board before being nominated at the Annual Meeting of Shareholders. New directors meet informally with senior management. Presentations at regularly scheduled Board meetings supplement the Board members' knowledge of the Corporation.

   The Board, with the approval of the Chairman, permits individual directors to engage outside advisers in appropriate circumstances.

Committees of the Board

   The Board has two committees, the Audit Committee and the Compensation Committee.

   In 1997 the Audit Committee was composed of three unrelated directors. The Audit Committee reviews the financial statements of the Corporation with management and the Corporation's auditor; reports on those financial statements to the Board; reviews and advises on audit fees; assesses the Corporation's internal control systems with the external auditors; and from time to time advises upon accounting and reporting policies relative to subsidiaries and associated companies. The Audit Committee met four times during 1997.

   The Compensation Committee, composed of three unrelated directors, is responsible for establishing the basis for compensation of senior management of the Corporation, for setting the compensation of the Chief Executive Officer, and for reviewing compensation for Board and Board Committee members. The Compensation Committee met twice during 1997.

   The Independent Committee, composed of four unrelated directors, was established in 1996 to assume responsibility for ensuring that the strategic alternatives process begun by the Corporation in 1996 was conducted in the interest of all shareholders independent of the management of the Corporation. During 1996 and 1997, the Independent Committee met both formally and informally before Board of Directors Meetings and independently approximately 15 times during 1997. The duties of this committee concluded with the sale of the Shares of Repap USA Inc. and Repap Wisconsin, Inc. in September 1997.

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OTHER MATTERS

   THE MANAGEMENT OF THE CORPORATION KNOWS OF NO AMENDMENT OF THE MATTERS REFERRED TO IN THE NOTICE OF MEETING NOR OF OTHER BUSINESS TO BE BROUGHT BEFORE THE MEETING; HOWEVER, IF ANY AMENDMENT OR OTHER BUSINESS SHOULD PROPERLY BE BROUGHT BEFORE THE MEETING, THE ACCOMPANYING FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN TO VOTE UPON ANY AMENDMENT OF THE MATTERS REFERRED TO IN THE NOTICE OF MEETING OR ON OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING IN ACCORDANCE WITH THEIR BEST JUDGEMENT.


ANNUAL REPORT ON FORM 10-K

   THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER SOLICITED, ON THE WRITTEN REQUEST OF THAT PERSON, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL SCHEDULES. WRITTEN REQUESTS SHOULD BE FORWARDED TO REPAP ENTERPRISES INC. 300 ATLANTIC STREET, SUITE 200, STAMFORD, CT., 06901, ATTENTION: THE SECRETARY.


SHAREHOLDER PROPOSALS

   Proposals by shareholders intended to be presented at the Annual Meeting to be held in 1999 must be received by the Secretary of the Corporation at the executive offices of the Corporation (1155 Rene-Levesque Blvd. West, Suite 2500, Montreal, Quebec H3B 2K4) no later than February 19, 1999 to be considered for inclusion in the proxy statement for that meeting. It is suggested that proponents submit any proposals by registered mail.


INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

   Except as otherwise disclosed in this Management Proxy Circular, the Management of the Corporation is unaware of any material interest of any director or officer of the Corporation, of any management nominee for election as a director of the Corporation or of any person who beneficially owns or exercises control or direction over shares carrying more than 10% of the voting rights attached to the common shares of the Corporation, or any associate or affiliate of the foregoing persons in any transaction since the beginning of the last completed financial year of the Corporation or any proposed transaction which has materially affected or will materially affect the Corporation or any of its subsidiaries.


DIRECTORS' APPROVAL

   The information contained in this Management Proxy Circular is given as of March -, 1998, except as otherwise specified therein. The Board of Directors of the Corporation has approved the contents and the sending of this Management Proxy Circular.

                                 For the Board of Directors,



                                 /s/ Terry W. McBride
                                 Terry W. McBride
                                 Vice President, General Counsel and Secretary

Montreal, Quebec
Canada
March -, 1998

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                                   SCHEDULE A



        SPECIAL RESOLUTION OF THE SHAREHOLDERS OF REPAP ENTERPRISES INC.
                   CHANGING THE PLACE OF THE REGISTERED OFFICE



RESOLVED as a special resolution that the articles of the Corporation are hereby amended to change the place in Canada where the registered office is to be situated from the Montreal Urban Community in the province of Quebec to the City of Miramichi in the province of New Brunswick.

                            REPAP ENTERPRISES INC.

         PROXY SOLICITED BY THE MANAGEMENT OF THE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 1998

                                COMMON SHARES

     The undersigned holder of Common Shares of REPAP ENTERPRISES INC. hereby appoints Mr. William J. Anderson, Chairman, or failing him, Mr. Terry W. McBride, Secretary or instead of either of them the undersigned appoints

NAME(S):
        -----------------------------------------------------------------------
the attorney and proxy of the undersigned for and in the name and on behalf of the undersigned to attend, vote and act in respect of all matters that may come before the ANNUAL MEETING OF SHAREHOLDERS of the Corporation to be held on Wednesday, May 20, 1998, at 10:30 a.m. at the Marriott Chateau Champlain, Salle de Bal, 1 Place du Canada, Montreal, Quebec, and at any and all adjournments thereof. Unless otherwise specified by marks in the referent boxes, the shares of the undersigned will be voted for all matters listed below.

     The shares represented by this proxy will be voted as directed by the undersigned on the following:


-------------------------------------------------------------------------------

1. / / For the election of all nominees for director listed below (except as marked to the contrary)

   / / Withhold authority to vote in respect of all nominees for director

     Nominees for director William J. Andersen, Robert E. Bellamy, Guy G. Dufresne, Stephen C. Larson, David McAusland, Robert B. Poile, John H. Purcell

                YOU MAY WITHHOLD YOUR VOTE FROM ANY NOMINEE FOR
               DIRECTOR BY STRIKING OUT THE NAME OF THAT NOMINEE

2. / / For the Special Resolution approving the moving of the registered office of the Corporation from the Montreal Urban Community in the Province of Quebec to the City of Miramichi in the Province of New Brunswick.

   / / Against the Special Resolution approving the moving of the registered office of the Corporation from the Montreal Urban Community in the Province of Quebec to the City of Miramichi in the Province of New Brunswick.

3. / / For the reappointment of Ernst & Young as auditor

   / / Withhold authority to vote the reappointment of Ernst & Young as auditor

-------------------------------------------------------------------------------
PLEASE TURN OVER

Note 1. A shareholder has the right to appoint a person (who need not be a shareholder) other than the persons desiginated on the face of this proxy to represent them at the Meeting. A shareholder wishing to endorse this right should strike the name or names of the persons designated and insert the name or names of his nominee(s) in the blank space provided for that purpose on the face of this proxy.
Note 2. Please sign exactly as the shares are registered. When signing as executor, administrator, trustee or the like, please give your title as such.
A corporation executing this form of proxy is requested to affix his corporate seal under the hand(s) of its authorized officer(s).
Note 3. An undated proxy is deemed to be as the date on which it is executed by the person making the solicitations. For additional information see the Management Proxy Circular accompanying the Notice of Meeting.
Note 4. This proxy confers discretionary authority upon the persons named therin with respect to amendments to identified in the Notice of Meeting and to other matters, if any, that may properly come before the Meeting.


      / /  Please check here if you plan to attend the Annual Meeting.

-------------------------------------------------------------------------------
Date                               Signature of Shareholder